    As filed with the Securities and Exchange Commission on February 1, 2001
                                                      Registration No. 333-46316
                                                      --------------------------

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------
                        PRE-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------
                              RETRAC MEDICAL, INC.
                 (Name of small business issuer in its charter)

           DELAWARE                        3841                   13-3887676
  (State or jurisdiction of    (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                              22 SOUTH MAIN STREET
                            NEW CITY, NEW YORK 10956
                                 (914) 639-9598
          (Address and telephone number of principal executive offices and principal place of business)

                     --------------------------------------

                                 THOMAS SASSONE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              RETRAC MEDICAL, INC.
                              22 SOUTH MAIN STREET
                            NEW CITY, NEW YORK 10956
                                 (914) 639-9598
            (Name, address and telephone number of agent for service)

                                 ---------------
                                   COPIES TO:
                             DANIEL K. DONAHUE, ESQ.
                             MARC A. INDEGLIA, ESQ.
                        OPPENHEIMER WOLFF & DONNELLY LLP
                       500 NEWPORT CENTER DRIVE, SUITE 700
                             NEWPORT BEACH, CA 92660
                                 (949) 823-6000

                                 ---------------
                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

                                -----------------
           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.[ ]
           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]
           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]
           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]
           If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]




                                     ----------------------------------------------------
                                                CALCULATION OF REGISTRATION FEE
=============================== ======================== ====================== ===================== =================
                                                               PROPOSED
    TITLE OF EACH CLASS OF                                 MAXIMUM OFFERING           PROPOSED
            SECURITIES               AMOUNT TO BE            PRICE PER SHARE     MAXIMUM AGGREGATE       AMOUNT OF
       TO BE REGISTERED                 REGISTERED                 (1)              OFFERING PRICE    REGISTRATION FEE
------------------------------- ------------------------ ---------------------- --------------------- -----------------
Common Stock, $.01 par value     2,300,000 Shares (1)           $12.00              $27,600,000           $ 7,286.40
------------------------------- ------------------------ ---------------------- --------------------- -----------------
Common Stock, $.01 par value      230,000 Shares (2)            $14.40               $3,312,000           $   874.37
------------------------------- ------------------------ ---------------------- --------------------- -----------------
Total                                                                                                     $ 8,160.77
=============================== ======================== ====================== ===================== =================

(1) Includes shares the underwriters will have the option to purchase solely to cover over-allotments, if any.
(2)      Includes shares issuable upon exercise of underwriter's warrant.

                             -----------------------

           THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

================================================================================

                                EXPLANATORY NOTE

            This Pre-Effective Amendment No. 2 is being filed solely
                      for the purpose of filing exhibits.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

DELAWARE STATUTES
-----------------

         Section 145 of the Delaware General Corporation Law, as amended, provides for the indemnification of our officers, directors, employees and agents under certain circumstances as follows:

         (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees). (Last amended by Ch.261,L.'94,eff.7-1-94.)"

CERTIFICATE OF INCORPORATION
----------------------------

         Our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duty as directors, with certain exceptions. Our bylaws also contain a provision for the indemnification of our directors.

BYLAWS
------

         Our bylaws provide for our indemnification of our directors, officers, employees, or agents under certain circumstances as follows:

         7.1 AUTHORIZATION FOR INDEMNIFICATION. The Corporation may indemnify, in the manner and to the full extent permitted by law, any person (or the estate, heirs, executors, or administrators of any person) who was or is a party to, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'



fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

         7.2 ADVANCE OF EXPENSES. Costs and expenses (including attorneys' fees) incurred by or on behalf of a director or officer in defending or investigating any action, suit, proceeding or investigation may be paid by the Corporation in advance of the final disposition of such matter, if such director or officer shall undertake in writing to repay any such advances in the event that it is ultimately determined that he is not entitled to indemnification. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, or by the stockholders, that, based upon the facts known to the Board or counsel at the time such determination is made, (a) the director, officer, employee or agent acted in bad faith or deliberately breached his duty to the Corporation or its stockholders, and (b) as a result of such actions by the director, officer, employee or agent, it is more likely than not that it will ultimately be determined that such director, officer, employee or agent is not entitled to indemnification.

         7.3 INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or applicable law.

         7.4 NON-EXCLUSIVITY. The right of indemnity and advancement of expenses provided herein shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Any agreement for indemnification of or advancement of expenses to any director, officer, employee or other person may provide rights of indemnification or advancement of expenses which are broader or otherwise different from those set forth herein."

INDEMNITY AGREEMENTS
--------------------

         Our bylaws provide that we may indemnify directors, officers, employees or agents to the fullest extent permitted by law and we have agreed to provide such indemnification to our directors pursuant to written indemnity agreements.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth estimated expenses to be incurred by us in connection with the issuance and distribution of the shares being registered. All such expenses are estimated except for the SEC registration fee.

          SEC and NASD registration fees........................   $  15,000
          AMEX Listing Fee......................................      25,000
          Underwriter allowance.................................     600,000
          Printing expenses.....................................      50,000
          Fees and expenses of counsel for the Company..........     125,000
          Fees and expenses of accountants for Company..........      75,000
          Miscellaneous.........................................      50,000
                                                                   ---------

                            *Total..............................   $ 940,000
                                                                   =========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         A. In 1997 and 1998, we issued to eight individuals 12% convertible promissory notes in the principal amount of $458,000. The notes were convertible into units consisting of common stock and common stock purchase options. There were no underwriters or finders involved in the issuances. The issuances were exempt under Rule 504 of the Securities Act of 1933 (the "Act"). In August 1999, we refinanced the notes and in connection therewith we issued a total of 59,667 common shares as consideration to the note holders for their agreement to refinance the notes.

         B. In 1997 and 1998, we issued to 33 individuals 8% convertible promissory notes in the principal amount of $425,500. The notes were convertible into units consisting of common stock and common stock purchase options. There were no underwriters or finders involved in the issuances. The issuances were exempt under Rule 504 under the Act. In August 1999, we refinanced certain of the notes and in connection therewith we issued a total of 26,294 common shares as consideration to the note holders for their agreement to refinance the notes.

         C. In February 1998, we issued 283,333 common shares in consideration of legal services rendered by Seskin & Sassone, formerly Sassone Zemanek & Girasa, a law firm in which our Chief Executive Officer, Thomas Sassone, is a partner. The issuance was exempt under the Section 4(2) of the Act.

         D. In July 1998, we issued 40,000 common shares to one individual in cancellation of indebtedness in the amount of $60,000. The issuance was exempt under the Section 4(2) of the Act.

         E. In July 1998, we issued 593,333 common shares to The Perry Rowan Smith Revocable Trust, at the time one of our significant shareholders, as consideration to the Trust for its agreement to loan funds to us. Our board valued the common shares at $.015 per share, for a total value of $8,900. The issuance was exempt under the Section 4(2) of the Act.

         F. In July 1998, we issued 66,667 common shares to one individual as consideration for the individual's transfer of certain patent rights to us. Our board valued the common shares at $.015 per share, for a total value of $1,000. The issuance was exempt under the Section 4(2) of the Act.

         G. In September 1999, we issued 133,333 common shares to The Perry Rowan Smith Revocable Trust as consideration for the Trust's extension and modification of a loan agreement previously entered into between us and the Trust. Our board valued the common shares at $2.25 per share, for a total value of $300,000. The issuance was exempt under Section 4(2) of the Act.

         H. In January 1999, we issued 100,000 common shares to Thomas Sassone, our President and Chief Executive Officer, as a compensatory stock grant. Our board valued the common shares at $.015 per share, for a total value of $1,500. The issuance was exempt under Section 4(2) of the Act.

         I. In January 1999, we issued 133,333 common shares to Peter Green, a consultant to us, as a compensatory stock grant. Our board valued the common shares at $.015 per share, for a total value of $2,000. The issuance was exempt under Section 4(2) of the Act.

         J. In February 1999, we refinanced certain promissory notes previously issued by us in 1996. In connection with that refinancing, we issued 141,733 issued common shares as consideration to the note holders for their agreement to refinance the notes. Our board valued the common shares at $.015 per share, for a total value of $2,126. The issuances were exempt under Section 4(2) of the Act.

         K. In March 1999, we issued 66,667 common shares to Robert Bambery, our Vice President of Administrative Services, as a compensatory stock grant. Our board valued the common shares at $.015 per share, for a total value of $1,000. The issuances were exempt under Section 4(2) of the Act.

         L. In April 1999, we issued 176,667 common shares to Jack Gutierrez, our Chief Financial Officer and director, as a compensatory stock grant. Our board valued the common shares at $.015 per share, for a total value of $2,650. The issuances were exempt under Section 4(2) of the Act.

         M. In July 1999, we issued 333,333 common shares to a trust controlled by our chairman of the board, Graham Gill, as a compensatory stock grant. Our board valued the common shares at $.015 per share, for a total value of $5,000. The issuances were exempt under Section 4(2) of the Act.

         N. In August 1999, we refinanced certain promissory notes previously issued by us in 1996. In connection with that refinancing, we issued 85,961 issued common shares as consideration to the note holders for their agreement to refinance the notes. Our board valued the common shares at $.015 per share, for a total value of $1,290. The issuances were exempt under Section 4(2) of the Act.

         O. In September 1999, we issued to two officers, Thomas Alexandris and William Papciak, 50,000 common shares each as a compensatory stock grant. Our board valued the common shares at $.015 per share, for a total value of $1,500. The issuances were exempt under Section 4(2) of the Act.

         P. In March through October of 1999, we issued to seven individuals
5.25 units, each unit consisting of a 7% convertible promissory notes in the principal amount of $25,000 and a common stock purchase warrant, at a price of $25,000 per unit. There were no underwriters or finders involved in the issuances. The issuances were exempt under Section 4(2) of the Act.

         Q. From September 1999 through September 2000, we issued 12% promissory notes to 74 individuals in exchange for $2,615,500 in cash. Each purchaser was an accredited investor at the time we issued the notes. These individuals were friends, relatives or business associates of our officers or directors, or were clients of the selling broker-dealer. The notes entitle their holders to receive, for no additional consideration, 523,100 common shares upon the close of our initial public offering. Travis Morgan Securities Inc. acted as the placement agent in connection with the sale of some of the notes. The issuances were exempt under Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

         R. In January, 2000, we issued to Mark Murphy and Joseph Montuoro, both of whom are our directors, 100,000 common shares each as compensatory stock grants. Our board valued the common shares at $8.00 per share, for a total value of $1,600,000. The issuances were exempt under Section 4(2) of the Act.

         S. In January 2000, we issued 33,333 common shares to one individual in settlement of an outstanding claim. Our board valued the common shares at $1.95 per share, for a total value of $65,000. The issuances were exempt under Section 4(2) of the Act. The issuance was exempt under Section 4(2) of the Act.

         T. In February 2000, we issued 28,115 common shares to three individuals, including 26,333 shares to a former officer, Michael Garvin, in settlement of outstanding claims. Our board valued the common shares at $.015 per share, for a total value of $422. The issuances were exempt under Section 4(2) of the Act.

         U. In June 2000, we agreed to issue 135,000 common shares upon the close of our initial public offering to a company and one of its affiliates in consideration of certain license rights. Our board valued the common shares at $10.00 per share, for a total value of $1,350,000. The issuances were exempt under Section 4(2) of the Act.

         V. In July 2000, we agreed to issue to Michael Garvin, the chairman of our medical advisory board, 35,039 common shares as a compensatory stock grant, 17,519 of which are to be issued upon the close of our initial public offering. The remaining 17,520 common shares are unvested and will vest over a three year period. Our board valued the common shares at $10 per share, for a total value of $350,390. The issuances were exempt under Section 4(2) of the Act.

         W. In December 2000, we issued 12% promissory notes to a trust controlled by Perry Rowan Smith, our director, in exchange for $155,000 in cash. The notes entitle the trust to receive, for no additional consideration, 31,000 common shares upon the close of our initial public offering. The issuance was exempt under Section 4(2) of the Act.

         X. In December 2000, we issued 12% promissory notes to two non-U.S. persons in exchange for $75,000 in cash. The notes entitle the non-U.S. persons to receive, for no additional consideration, 15,000 common shares upon the close of our initial public offering. The issuance was exempt under Regulation S of the Act.

         With respect to each of the foregoing offerings, before investing, each subscriber was provided with or had access to information regarding our company substantially similar to that included in a registration statement on Form SB-2. In each case, we received, before accepting the subscription of each subscriber, subscription agreements or investment letters executed by the subscribers. Each of the subscribers represented and warranted to us that such subscriber (i) was sophisticated enough to evaluate the merits of an investment in the securities and did not need the benefits of registration under the Act, (ii) had a prior substantive relationship with at least one of our officers or directors or the selling broker-dealer, if any, (iii) was purchasing with investment intent and not with a view to distribution, and (iv) had not been solicited through any form of general solicitation. In addition, each subscriber referred to in paragraphs C, E-J, L-Q, and T-U above was an accredited investor within the meaning of Rule 501(a) of the Act.

ITEM 27. EXHIBITS


EXHIBIT NO         DESCRIPTION
----------         -----------

1.1*               Form of Underwriting Agreement

3.1** Certificate of Incorporation of Retrac Medical, Inc., as amended to date

3.2**              Amended and Restated Bylaws of Retrac Medical, Inc.

4.1**              Specimen Certificate of Retrac Medical Inc.'s common stock

4.2                [Form of] 7% convertible promissory note due 2002

4.3                [Form of] 12% convertible promissory note due July 2001

4.4                [Form of] 8% convertible promissory note due July 2001

4.5                [Form of] 7% convertible promissory note due February 2001

4.6                [Form of] 12% unsecured units due 2000/2001

5.1**              Opinion of Oppenheimer Wolff & Donnelly LLP

10.1**             [Form of] Indemnity Agreement

10.2** Loan and Security Agreement dated June 15, 2000 between Michael Haining and Retrac Medical, Inc.

10.3** Loan and Security Agreement dated July 1, 1998, as amended, between Re-Track USA, Inc. and P. Rowan Smith Revocable Trust

10.4** Patent License and Trademark Agreement dated June 2000 between SafeTech Medical Products and Retrac Medical, Inc.

10.5** Settlement and Release Agreement dated April 17, 1996 between Re-Track USA, Inc. and Faithful Investments & Holdings, Ltd.

10.6** License Agreement dated October 7, 1999 between Re-Track USA, Inc. and P. Rowan Smith

10.7** Redemption Agreement dated August 17, 2000 between Retrac Medical, Inc. and Martin Kelly

10.8               Agreement dated January 4, 1999 between Re-Track USA, Inc.
                   and Thomas Sassone

10.9               Agreement dated July 7, 1999 between Re-Track USA, Inc. and
                   Graham Gill

10.10              Agreement dated April 1, 1999 between Re-Track USA, Inc. and
                   Jack Gutierrez

10.11              Agreement dated February 12, 2000 between Re-Track USA, Inc.
                   and Mark Murphy

10.12              Agreement dated February 12, 2000 between Re-Track USA, Inc.
                   and Joseph Montuoro

10.13              Agreement dated March 15, 1999 between Re-Track USA, Inc. and
                   Robert Bambery

10.14 Agreement dated January 7, 1999 by and between Re-Track USA, Inc. and Peter Green

10.15 Agreement effective as of September 15, 1999, by and between Re-Track USA, Inc., Marketing Sciences, Inc. d/b/a Papciak Associates Atlanta, and Pennington Enterprises, Inc. d/b/a TA Management

10.16 Manufacturing Agreement dated December 20, 2000 by and between American Tool & Mold Inc. and Retrac Medical, Inc.

21.1**             Subsidiaries of Retrac Medical, Inc.

23.1**             Consent of Independent Public Accountants, M.R. Weiser & Co.
                   LLP

23.2** Consent of Oppenheimer Wolff & Donnelly LLP, reference is made to Exhibit 5.1

27.1               Financial Data Schedule.
------------------

*        To be filed by amendment
**       Previously filed


ITEM 28. UNDERTAKINGS.

(a) We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described herein, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) We hereby undertake to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(d) For determining any liability under the Securities Act of 1933, we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective. For determining any liability under the Securities Act of 1933, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in New City, New York on February 1, 2001.

                                            RETRAC MEDICAL, INC.

                                            By: /S/ THOMAS SASSONE
                                                --------------------------------
                                            Thomas Sassone, President and Chief
                                            Executive Officer

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.


SIGNATURES                             TITLE                                         DATE
----------                             -----                                         ----

/S/ GRAHAM GILL                 Chairman of the Board                         February 1, 2001
-----------------------
Graham Gill

/S/ THOMAS SASSONE              President and Chief Executive                 February 1, 2001
-----------------------         Officer and Director
Thomas Sassone

/S/ JACK GUTIERREZ              Chief Financial Officer and Director          February 1, 2001
-----------------------
Jack Gutierrez

/S/ PERRY ROWAN SMITH           Director                                      February 1, 2001
-----------------------
Perry Rowan Smith

/S/ JOSEPH MONTUORO             Director                                      February 1, 2001
-----------------------
Joseph Montuoro

/S/ MARK MURPHY                 Director                                      February 1, 2001
-----------------------
Mark Murphy
